Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Item 9.01. Financial Statements and Exhibits

(d)  Exhibit 99.1.

The following unaudited pro forma financial statements were derived from Vaso’s historical financial statements and are being presented to give effect to the disposition of NetWolves for a base purchase price under the Purchase Agreement of $14,500,000 in cash, subject to customary adjustments as described in Item 1.01 of this report as filed on July 31, 2026.

Presented below are the following unaudited pro forma financial statements:

●	Condensed consolidated balance sheet as of March 31, 2026, as adjusted assuming the NetWolves Disposition had occurred on March 31, 2026; and

●	Condensed consolidated statements of operations for the year ended December 31, 2025, and the three months ended March 31, 2026, as adjusted assuming the NetWolves Disposition had occurred on January 1, 2025

The unaudited pro forma condensed financial statements are prepared in accordance with Rule 8-05 and Article 11 of Regulation S-X. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these pro forma adjustments and the final accounting for NetWolves Disposition may be material. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

The pro forma financial information is provided for informational purposes only and is not representative or necessarily indicative of what the actual consolidated results of operations or the consolidated financial position of Vaso would have been had the NetWolves Disposition occurred on the dates assumed, nor are they necessarily representative or indicative of Vaso’s future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with (i) the accompanying notes to the pro forma financial information (ii) the Current Report on Form 8-K filed with the SEC on July 31, 2026 (for reporting the Purchase Agreement), (iii) the historical audited consolidated financial statements and accompanying notes of Vaso contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026 (2025 Form 10-K), and (iv) the historical unaudited condensed consolidated financial statements and accompanying notes of Vaso contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 15, 2026 (First Quarter 2026 Form 10-Q). All amounts within are presented in thousands except per share data.

VASO CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2026

(in thousands, except share and per share data)

	As Reported[1]	Pro Forma Adjustments[2]	Pro Forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,973	$9,956	$31,929
Restricted cash	-	2,850	2,850
Accounts and other receivables, net	21,544	(2,223)	19,321
Receivables due from related parties	1,099	-	1,099
Inventories, net	827	-	827
Deferred commission expense	3,688	-	3,688
Prepaid expenses and other current assets	2,013	(1,078)	935
Total current assets	51,144	9,505	60,649
Property and equipment, net	1,245	(1,133)	112
Operating lease right of use assets	2,110	(316)	1,794
Goodwill	10,978	(9,736)	1,242
Intangibles, net	2,168	(645)	1,523
Other assets, net	7,095	(27)	7,068
Investment in EECP Global	78	-	78
Deferred tax assets, net	8,165	(1,172)	6,993
Total assets	$82,983	$(3,524)	$79,459
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,917	$(2,635)	$1,282
Accrued commissions	852	(66)	786
Accrued expenses and other liabilities	4,991	(792)	4,199
Operating lease liabilities - current	1,130	(248)	882
Sales tax payable	738	(539)	199
Deferred revenue - current portion	18,642	-	18,642
Notes payable - current portion	290	-	290
Due to related party	3	-	3
Total current liabilities	30,563	(4,280)	26,283
LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	980	(68)	912
Deferred revenue, net of current portion	20,878	-	20,878
Other long-term liabilities	1,960	-	1,960
Total long-term liabilities	23,818	(68)	23,750
Total liabilities	54,381	(4,348)	50,033

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value; 1,000,000 shares authorized; nil shares issued and outstanding	-	-	-
Common stock, $.001 par value; 250,000,000 shares authorized; 175,953,035 shares issued and outstanding	176	-	176
Additional paid-in capital	62,088	-	62,088
Accumulated deficit	(33,399)	824	(32,575)
Accumulated other comprehensive loss	(263)	-	(263)
Total stockholders' equity	28,602	824	29,426
Total liabilities and stockholders' equity	$82,983	(3,524)	$79,459

VASO CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)	Vaso’s historical financial information has been derived from its First Quarter 2026 Form 10-Q.

(2)	Pro forma adjustments reflect the NetWolves Disposition for pre-tax net cash proceeds of approximately $10 million and elimination of assets and liabilities attributable to NetWolves. These adjustments reflect the estimated gain of approximately $0.8 million arising from the transaction as of July 31, 2026. The gain recorded upon close was estimated and may be subject to change and will be based on actual amounts as of the close date. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.

A reconciliation of the sale price to net cash proceeds follows (in thousands):

Sale price	$14,500

Closing cash	400
Closing Indebtedness	(1,123)
Unpaid seller expenses	(971)
Net proceeds	$12,806

Escrow receivable	$(2,850)
Net cash proceeds	$9,956

VASO CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share data)

	As Reported[1]	Pro Forma Adjustments		Pro Forma
Revenues
Managed IT systems and services	$9,561	$(9,561)	(a)	$-
Professional sales services	9,235	-		9,235
Equipment sales and services	560	-		560
Total revenues	19,356	(9,561)		9,795

Cost of revenues
Cost of managed IT systems and services	5,506	(5,506)	(a)	-
Cost of professional sales services	2,013	-		2,013
Cost of equipment sales and services	261	-		261
Total cost of revenues	7,780	(5,506)		2,274
Gross profit	11,576	(4,055)		7,521

Operating expenses
Selling, general and administrative	12,723	(4,365)	(b)	8,390
		(58)	(c)
		90	(c)
Research and development	183	-		183
Total operating expenses	12,906	(4,333)		8,573

Operating loss	(1,330)	278		(1,052)

Other (expense) income
Interest and other income, net	259	(57)	(b)	202
Loss on disposal of fixed assets	(4)	4	(b)	-
Total other income, net	255	(53)		202

Loss before income taxes	(1,075)	225		(850)
Income tax benefit	188	(63)	(e)	125
Net loss	$(887)	$162		$(725)

Other comprehensive loss
Foreign currency translation gain (loss)	52	-		52
Comprehensive loss	$(835)	$162		$(673)

Loss per common share - basic and diluted	$(0.01)	$-		$(0.00)
Weighted average common shares outstanding - basic and diluted	175,953	-		175,953

VASO CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share data)

	As Reported[1]	Pro Forma Adjustments		Pro Forma
Revenues
Managed IT systems and services	$42,465	$(39,289)	(a)	$3,176
Professional sales services	44,191	-		44,191
Equipment sales and services	2,440	-		2,440
Total revenues	89,096	(39,289)		49,807

Cost of revenues
Cost of managed IT systems and services	25,032	(23,119)	(a)	1,913
Cost of professional sales services	8,567	-		8,567
Cost of equipment sales and services	825	-		825
Total cost of revenues	34,424	(23,119)		11,305
Gross profit	54,672	(16,170)		38,502

Operating expenses
Selling, general and administrative	52,196	(21,539)	(b)	30,775
		(131)	(c)
		249	(c)
Research and development	728	-		728
Impairment of goodwill	4,639	-		4,639
Total operating expenses	57,563	(21,421)		36,142

Operating (loss) income	(2,891)	5,251		2,360

Other (expense) income
Interest and financing costs	(25)	25	(b)	-
Interest and other income, net	790	(60)	(b)	730
Gain on sale of subsidiary	827	824	(d)	1,651
Loss on disposal of fixed assets	(7)	8	(b)	1
Total other income, net	1,585	797		3,554

Loss before income taxes	(1,306)	6,048		4,742
Income tax benefit	2,875	(1,455)	(e)	1,420
Net income	$1,569	$4,593		$6,162

Other comprehensive income
Foreign currency translation gain (loss)	127	-		127
Comprehensive income	$1,696	$4,593		$6,289

Income per common share - basic and diluted	$0.01			$0.04
Weighted average common shares outstanding - basic	175,814			175,814
Weighted average common shares outstanding - diluted	175,995			175,995

VASO CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(1) Vaso’s historical financial information has been derived from its First Quarter 2026 Form 10-Q and 2025 Form 10-K, as applicable.

(a) This adjustment reflects the elimination of revenues and cost of goods sold of Netwolves.

(b) This adjustment reflects the elimination of operating, administrative and other expenses of NetWolves.

(c) Reflects management’s estimates of certain historical costs for executive salaries and benefits in general and administrative expenses and sales and marketing expenses that were allocated to NetWolves. The historical costs were added back to the statement of operations for the year ended December 31, 2025 and for the three months ended March 31, 2026, respectively, as the costs would be incurred by the Company.

(d) This adjustment reflects the estimated gain of approximately $0.8 million arising from the transaction as of July 31, 2026. The gain recorded upon close was estimated and may be subject to change and will be based on actual amounts as of the close date. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.

(e) This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the periods presented.